Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Vertical Aerospace Ltd. of our report dated March 22, 2023 relating to the financial statements of Vertical Aerospace Ltd., which appears in the Prospectus Supplement of Vertical Aerospace Ltd. dated March 22, 2023, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Bristol, United Kingdom
March 22, 2023

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